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                                                                      EXHIBIT 15

May 5, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Commissioners:

We are aware that our report dated May 5, 2003 on our review of interim financial information of Baxter International Inc. (the "Company") as of and for the periods ended March 31, 2002 and March 31, 2003 included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its Registration Statements on Form S-8 (Nos. 2-82667, 2-86993, 2-97607, 33-8812, 33-8813, 33-15523, 33-15787, 33-28428, 33-33750, 33-54069,
333-43563, 333-47019, 333-71553, 333-80403, 333-88257, 333-48906, 333-62820,
333-102140, 333-104420 and 333-104421), on Form S-3 (Nos. 33-5044, 33-23450,
33-27505, 33-31388, 33-49820, 333-19025, 333-94889, 333-38564, 333-54014,
333-67772, 333-82988, 333-101122 and 333-101779) and on Form S-4 (Nos. 33-808,
33-15357, 33-53937, 333-21327, 333-47927, 333-36670 and 333-84454).

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Chicago, Illinois